UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report February 20, 2009
(Date of earliest event reported February 9, 2009)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 27 853 75701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  The Board of Directors of the Company appointed Mr. Donglai Li as Chief Financial Officer of New Oriental Energy & Chemical Corp. (the “Company”), effective February 9, 2009.

Mr. Donglai Li has been Vice President of the Company since October 2006.  Mr. Li has been the Chief Financial Officer of the Company’s indirect wholly-owned subsidiary, Henan Jinding Chemical Co., Ltd., since September 2003.  From October 1999 to August 2003, he served as the Vice Finance to Controller of Xinyang Tianti Mining Development Co., Ltd. Mr. Li will receive a base salary compensation of $50,000 per year for his position as Chief Financial Officer of the Company.

The Company issued a press release on February 20, 2009 regarding the appointment Mr. Li to the position of Chief Financial Officer of the Company, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated February 20, 2009 issued by New Oriental Energy & Chemical Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 20, 2009

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Donglai Li
Name:	Donglai Li
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 20, 2009 issued by New Oriental Energy & Chemical Corp.